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                                                                    EXHIBIT 99.6


                         CONSENT OF DIRECTOR NOMINEE



I hereby consent to being named as a nominee to the Board of Directors of Delphi Automotive Systems Corporation, a Delaware corporation, in its Registration Statement on Form S-1, and any and all amendments or supplements thereto, to be filed with the U.S. Securities and Exchange Commission.


                                        /s/ Susan A. McLaughlin
December 22, 1998                       -------------------------------
                                        SIGNATURE


                                        SUSAN A. McLAUGHLIN
                                        -------------------------------
                                        TYPE OR PRINT NAME